UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6450 Via Real, Carpinteria, California		93013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 684-6614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2006, during a regularly scheduled board of directors meeting, Larry J. Wolfe, a director of QAD Inc. ( “QAD”), advised the board of directors that he decided to not run for re-election to the board of directors of QAD at its June 7, 2006 Annual Meeting of Stockholders. Mr. Wolfe indicated that, due to other commitments, he would be unable to commit to an additional term of board and committee service for QAD. Mr. Wolfe is also chairman of the audit committee and member of compensation and strategy committees for QAD. He will continue to fulfill all his board responsibilities until his term expires effective following the 2006 Annual Meeting of Stockholders. QAD is actively pursuing a replacement on the board for Mr. Wolfe.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QAD INC.

Date: March 20, 2006

/S/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)